UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 24, 2008
Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California 91302
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.03 of this report on Form 8-K is hereby incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 24, 2008, Ryland Mortgage Company (“RMC”), a wholly-owned subsidiary of The Ryland Group, Inc., entered into a credit agreement (the “Credit Agreement”) with Guaranty Bank, as Lender.  The agreement provides for borrowings of up to $40.0 million.  The interest rate is set at LIBOR plus 0.9 percent, with a commitment fee on the unused portion of the facility of 0.125 percent.  The Credit Agreement contains representations, warranties, covenants and provisions defining events of default.  The covenants require RMC to maintain a minimum net worth and certain financial ratios.

The Credit Agreement matures on January 22, 2009.  This description of the Credit Agreement is qualified in its entirety by reference to the full and complete terms contained in the Credit Agreement.  The Credit Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit 10.1	Credit Agreement, dated as of January 24, 2008, between Ryland Mortgage Company and Guaranty Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: January 28, 2008	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of January 24, 2008, between Ryland Mortgage Company and Guaranty Bank